Exhibit 17.2

LETTER OF RESIGNATION

I, Michael Todd Rutherford, hereby submit my resignation as Vice President of Information Technology to the Board of Directors of AGR Tools, Inc. (the “Company”). This letter serves as my absolute and unconditional resignation, effective as of the date below, pursuant to Section 29 of the Company’s Bylaws. My decision to resign from the position of Vice President of Information Technology does not arise or result from any disagreement with the Company, or the Company’s Board of Directors, on any matters relating to the Company’s operations, policies or practice.

Sincerely,

/s/: M. Todd Rutherford
By: Michael Todd Rutherford
Title: Vice President of Information Technology

Dated: January 30, 2012

LETTER OF RESIGNATION

I, Michael Todd Rutherford, hereby submit my resignation as Director to the Board of Directors of AGR Tools, Inc. (the “Company”). This letter serves as my absolute and unconditional resignation, effective as of the date below, pursuant to Section 18 of the Company’s Bylaws. My decision to resign from the Board of Directors does not arise or result from any disagreement with the Company, or the Company’s Board of Directors, on any matters relating to the Company’s operations, policies or practice.

Sincerely,

/s/: M. Todd Rutherford
By: Michael Todd Rutherford
Title: Director

Dated: January 30, 2012

LETTER OF RESIGNATION

I, Michael Todd Rutherford, hereby submit my resignation as an officer of the Board of Directors of AGR Stone & Tools (USA), Inc. (the “Company”). This letter serves as my absolute and unconditional resignation, effective as of the date below, pursuant to Section 29 of the Company’s Bylaws. My decision to resign from the position of Vice President of Information Technology does not arise or result from any disagreement with the Company, or the Company’s Board of Directors, on any matters relating to the Company’s operations, policies or practice.

Sincerely,

/s/: M. Todd Rutherford
By: Michael Todd Rutherford
Title: Vice President of Information Technology

Dated: January 30, 2012

LETTER OF RESIGNATION

I, Michael Todd Rutherford, hereby submit my resignation as Director to the Board of Directors of AGR Stone & Tools (USA), Inc. (the “Company”). This letter serves as my absolute and unconditional resignation, effective as of the date below, pursuant to Section 18 of the Company’s Bylaws. My decision to resign from the Board of Directors does not arise or result from any disagreement with the Company, or the Company’s Board of Directors, on any matters relating to the Company’s operations, policies or practice.

Sincerely,

/s/: M. Todd Rutherford
By: Michael Todd Rutherford
Title: Director

Dated: January 30, 2012